UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) February 19, 2015
PPG INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania	001-1687	25-0730780
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One PPG Place, Pittsburgh, Pennsylvania		15272
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	(412) 434-3131

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 19, 2015, the Board of Directors of PPG Industries, Inc. (the “Company”) approved the appointment of Michael H. McGarry to President and Chief Operating Officer, effective March 1, 2015. Mr. McGarry became Chief Operating Officer on August 1, 2014. Mr. McGarry will continue to have executive oversight responsibility for all of the Company’s strategic business units and operating regions and for the information technology, environment, health and safety, and purchasing functions. On February 19, 2015, the Company issued a press release announcing Mr. McGarry’s appointment. A copy of this press release is attached hereto as Exhibit 99.1.

In connection with Mr. McGarry’s appointment, effective March 1, 2015, Mr. McGarry’s monthly salary will be increased to $66,667, and he will be eligible for a target cash bonus under the Incentive Compensation Plan of $880,000. On February 18, 2015, Mr. McGarry received an annual long-term incentive grant under the Omnibus Incentive Plan comprised equally of stock options, restricted stock units and total shareholder return contingent shares with an aggregate value of $2,300,000.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description

99.1	Press release of PPG Industries, Inc. dated February 19, 2015.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PPG INDUSTRIES, INC.
(Registrant)

Date: February 19, 2015	By:	/s/ Charles E. Bunch
Charles E. Bunch
Chairman and Chief Executive Officer